UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2025

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN (Address of Principal Executive Offices)	55344 (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUWE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2025, the board of directors (the “Board”) of Nuwellis, Inc. (the “Company”) appointed John L. Erb as the Company’s Chief Executive Officer and President.  As previously disclosed, Mr. Erb was appointed as interim Chief Executive Officer and CEO in February 2025.

Mr. Erb, age 76, has served as a director of the Company since September 2012 and as chairman of the Board since October 2012. Previously, Mr. Erb served as president and chief executive officer of the Company from November 2015 to January 2021. He was executive chairman of the board (during 2007) and chief executive officer (from 2001 to 2006) of the previous owner of the Aquadex™ system, which was also known as CHF Solutions, Inc., a medical device company involved in the development, manufacturing and distribution of devices to treat congestive heart failure. Mr. Erb previously served as chief executive officer (from 2007 to 2020) of NuAx, Inc. (formerly Cardia Access, Inc.), a medical device company involved in developing new devices for the treatment of heart disease; president and chief executive officer of IntraTherapeutics, Inc., a medical device company involved in the development, manufacturing and distribution of peripheral vascular stents, from 1997 to 2001; and in various positions, including as vice president of worldwide operations at Schneider, a division of Pfizer, Inc., from 1991 to 1997. Mr. Erb’s prior board experience includes service as a director of SenoRx, Inc., (a Nasdaq listed company), from December 2001 to July 2010; service as a director of CryoCath Technologies Inc., (a publicly traded Canadian company), from October 2000 to December 2008; and service as director of Vascular Solutions, Inc., (a Nasdaq listed company) from 2002 to 2019, where he also served as chairman of the Board (from 2011 to 2017) and chairman of the compensation and nominating and corporate governance committees. Mr. Erb served as a director and chief executive officer of NeuroMedic, Inc., a private company, from 2010 to 2020, when NeuroMedic was acquired by ReCor Medical, Inc. He formerly served as chairman of the board of Osprey Medical, Inc., from 2010 until 2023, and served on the compensation and audit committees (now delisted from the Australian Securities Exchange and no longer in business); he formerly served as a director of Miromatrix (Nasdaq: MIRO), from 2017 until 2023, and served on the compensation and audit committees, until Miromatrix was acquired by United Therapeutics in 2023; and served as a director of Lymphatica Medtech, SA, a private Swiss medical device company focused on lymphatic disease from May 2023 to December 2024. Mr. Erb currently serves as executive chairman of CorRen Medical, Inc., a private device company focused on early diagnosis of peripheral artery disease, and as chairman of the board for IR Medtek, a private company developing oncology products.  Mr. Erb received a B.A. in business administration, with a concentration in finance, from California State University, Fullerton.

In connection with the appointment of Mr. Erb as President and Chief Executive Officer of the Company, the Company and Mr. Erb entered into an employment agreement, dated June 27, 2025, concerning Mr. Erb’s appointment (the “Employment Agreement”). The Employment Agreement has a term (the “Term”) of twelve (12) months beginning on May 20, 2025 and may be extended upon mutual agreement between Mr. Erb and the Company.

The Employment Agreement entitles Mr. Erb to an annual base salary of $431,097 from and after May 20, 2025, reviewed annually. Mr. Erb is also eligible for annual incentive compensation targeted at 65% of his base salary. Pursuant to the terms of the Employment Agreement, Mr. Erb was granted, effective as of June 27, 2025 (the “Grant Date”), an option to purchase up to one hundred fifteen thousand three hundred twenty-nine (115,329) shares of common stock of the Company that shall vest in 12 equal consecutive monthly increments (“Stock Option Award”) pursuant to the terms of the Company’s form of Stock Option Grant Notice and form award agreement under the Company’s Amended and Restated 2017 Equity Incentive Plan.

Mr. Erb will continue to serve as Chairman of the Board of Directors.  Except as described above, there are no arrangements or understandings between Mr. Erb and any other persons pursuant to which Mr. Erb was named President and Chief Executive Officer of the Company. Mr. Erb does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Erb does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws, Change in Fiscal Year.

As previously disclosed, on May 20, 2025, the Company held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders approved a proposal to amend the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of its outstanding common stock at a ratio in the range of one-for-five to one-for-seventy, to be determined at the discretion of the Board of Directors of the Company (the “Board”).

On June 19, 2025, the Board approved a one-for-forty-two reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”). On July 2, 2025, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split. The Reverse Stock Split will become effective as of 5:00 p.m. Eastern Time on July 3, 2025, and the Company’s common stock will begin trading on a split-adjusted basis when the market opens on July 7, 2025.

When the Reverse Stock Split becomes effective, every forty-two shares of the Company’s issued and outstanding common stock (and such shares held in treasury) will automatically be converted into one share of common stock, without any change in the par value per share. In addition, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the conversion of the Company’s outstanding shares of preferred stock and exercise of all outstanding stock options, restricted stock units and warrants to purchase shares of common stock and the number of shares reserved for issuance pursuant to the Company’s equity incentive compensation plans. Any fraction of a share of common stock that would be created as a result of the Reverse Stock Split will be rounded down to the next whole share and the stockholder will receive cash equal to the market value of the fractional share, determined by multiplying such fraction by the closing sales price of the Company’s common stock as reported on Nasdaq on the last trading day before the Reverse Stock Split becomes effective.

The Company’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “NUWE.” The new CUSIP number for common stock following the Reverse Stock Split will be 67113Y702.  Equiniti Trust Company, LLC, the Company’s transfer agent, will act as the exchange agent for the Reverse Stock Split.

For more information about the Reverse Stock Split, see the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission and mailed to the Company’s stockholders on or about April 14, 2025, the relevant portions of which are incorporated herein by reference. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation, as amended, of Nuwellis, Inc.
10.1	Executive Employment Agreement between the Company and John L. Erb
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2025	NUWELLIS, INC.

	By:	/s/ John L. Erb
Name:	John L. Erb
Title:	President and Chief Executive Officer